Exhibit 3.1

THIRD AMENDED AND RESTATED

BYLAWS

OF

FIRST INDUSTRIAL REALTY TRUST, INC.

(May 7, 2015)

ARTICLE I MEETINGS OF STOCKHOLDERS		1

1.1	PLACE	1

1.2	ORGANIZATION MEETING; ANNUAL MEETING	1

1.3	MATTERS TO BE CONSIDERED AT ANNUAL MEETING	1

1.4	SPECIAL MEETINGS	2

1.5	NOTICE	6

1.6	SCOPE OF NOTICE	6

1.7	QUORUM	6

1.8	VOTING	6

1.9	PROXIES	7

1.10	INSPECTORS OF ELECTION	7

1.11	CONDUCT OF MEETINGS	8

1.12	INFORMAL ACTION BY STOCKHOLDERS	8

1.13	VOTING BY BALLOT	8

ARTICLE II DIRECTORS		8

2.1	GENERAL POWERS	8

2.2	OUTSIDE ACTIVITIES	9

2.3	NUMBER, TENURE AND QUALIFICATIONS	9

2.4	NOMINATION OF DIRECTORS	9

2.5	ANNUAL AND REGULAR MEETINGS	11

2.6	SPECIAL MEETINGS	11

2.7	NOTICE	11

2.8	QUORUM	11

2.9	VOTING	11

2.10	CHAIRMAN OF THE BOARD	12

2.11	CONDUCT OF MEETINGS	12

2.12	RESIGNATIONS	12

2.13	REMOVAL OF DIRECTORS	12

2.14	VACANCIES	12

2.15	INFORMAL ACTION BY DIRECTORS	12

2.16	COMPENSATION	12

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ARTICLE III COMMITTEES		13

3.1	NUMBER, TENURE AND QUALIFICATIONS	13

3.2	DELEGATION OF POWER	13

3.3	QUORUM AND VOTING	13

3.4	CONDUCT OF MEETINGS	13

3.5	INFORMAL ACTION BY COMMITTEES	13

ARTICLE IV OFFICERS		13

4.1	TITLES AND ELECTION	13

4.2	REMOVAL	14

4.3	OUTSIDE ACTIVITIES	14

4.4	VACANCIES	14

4.5	PRESIDENT	14

4.6	CHIEF OPERATING OFFICER	15

4.7	CHIEF FINANCIAL OFFICER	15

4.8	VICE PRESIDENTS	15

4.9	SECRETARY	15

4.10	TREASURER	15

4.11	ASSISTANT SECRETARIES AND ASSISTANT TREASURERS	16

4.12	OTHER OFFICERS	16

4.13	SALARIES	16

ARTICLE V SHARES OF STOCK		16

5.1	NO CERTIFICATES FOR STOCK	16

5.2	ELECTION TO ISSUE CERTIFICATES	16

5.3	STOCK LEDGER	16

5.4	RECORDING TRANSFERS OF STOCK	17

5.5	LOST CERTIFICATES	17

5.6	CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE	17

ARTICLE VI DIVIDENDS AND DISTRIBUTIONS		18

6.1	DECLARATION	18

6.2	CONTINGENCIES	18

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ARTICLE VII INDEMNIFICATION		18

7.1	INDEMNIFICATION TO THE EXTENT PERMITTED BY LAW	18

7.2	INSURANCE	19

7.3	NON-EXCLUSIVE RIGHT TO INDEMNITY; HEIRS AND PERSONAL REPRESENTATIVES	19

7.4	NO LIMITATION	19

ARTICLE VIII NOTICES		19

8.1	NOTICES	19

8.2	SECRETARY TO GIVE NOTICE	20

8.3	WAIVER OF NOTICE	20

ARTICLE IX MISCELLANEOUS		20

9.1	BOOKS AND RECORDS	20

9.2	INSPECTION OF BYLAWS AND CORPORATE RECORDS	20

9.3	CONTRACTS	20

9.4	CHECKS, DRAFTS, ETC	20

9.5	LOANS	21

9.6	FISCAL YEAR	21

9.7	ANNUAL REPORT	21

9.8	INTERIM REPORTS	21

9.9	OTHER REPORTS	21

9.10	BYLAWS SEVERABLE	21

9.11	FORUM FOR ADJUDICATION OF DISPUTES	22

ARTICLE X AMENDMENT OF BYLAWS		22

10.1	BY DIRECTORS	22

10.2	BY STOCKHOLDERS	22

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ARTICLE I

MEETINGS OF STOCKHOLDERS

1.1 PLACE. All meetings of the holders of the issued and outstanding capital stock of the Corporation (the “Stockholders”) shall be held at the principal executive office of the Corporation or such other place within the United States as shall be stated in the notice of the meeting.

1.2 ORGANIZATION MEETING; ANNUAL MEETING. An annual meeting of the Stockholders for the election of Directors and the transaction of such other business as properly may be brought before the meeting shall be held on such date and time as may be fixed by the Board of Directors, provided that such meeting shall not be held on a legal holiday. If the date fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If no annual meeting is held on the date designated, a special meeting in lieu thereof may be held, and such special meeting shall have, for purposes of these Bylaws or otherwise, all the force and effect of an annual meeting. Any and all references hereinafter in these Bylaws to an annual meeting or to annual meetings shall be deemed to refer also to any special meeting(s) in lieu thereof. Failure to hold an annual meeting shall not invalidate the Corporation’s existence or affect any otherwise valid act of the Corporation.

1.3 MATTERS TO BE CONSIDERED AT ANNUAL MEETING.

(a) At an annual meeting of Stockholders only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting (i) by, or at the direction of, a majority of the Board of Directors or (ii) by any holder of record (both as of the time notice of such proposal is given by the Stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the Corporation’s capital stock entitled to vote at such annual meeting who complies with the procedure set forth in this Section 1.3. For a proposal to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such Stockholder or his representative must be present in person at the annual meeting. A Stockholder’s notice shall be timely if delivered to, or mailed and received at, the principal executive offices of the Corporation (i) not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the date of the Corporation’s proxy statement released to Stockholders in connection with the previous year’s annual meeting of Stockholders (the “Anniversary Date”) or (ii) in the event that the annual meeting of Stockholders is advanced or delayed by more than thirty (30) calendar days from the anniversary of the previous year’s annual meeting, not earlier than the close of business on the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than the close of business on the later to occur of the one hundred twentieth (120th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a Stockholder’s notice as described above.

(b) A Stockholder’s notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s stock transfer books, of the Stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such Stockholder’s name and the name and address of other Stockholders known by such Stockholder to be supporting such proposal on the date of such Stockholder’s notice, (iii) the class and number of shares of the Corporation’s capital stock which are beneficially owned by the Stockholder and such beneficial owners (if any) on the date of such Stockholder’s notice and by any other Stockholders known by such Stockholder to be supporting such proposal on the date of such Stockholder’s notice and (iv) any financial interest of the Stockholder or of any such beneficial owner in such proposal.

(c) If the Board of Directors, or a designated committee thereof, determines that any Stockholder proposal was not timely made in accordance with the terms of this Section 1.3, such proposal shall not be presented for action at the annual meeting in question. If the Board of Directors or a designated committee thereof determines that the information provided in a Stockholder’s notice does not satisfy the informational requirements of this section in any material respect, the Secretary of the Corporation shall promptly notify such Stockholder of the deficiency in the notice. Such Stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five (5) days from the date such deficiency notice is given to the Stockholder, determined by the Board of Directors or such committee. If the deficiency is not cured within such period, or if the Board of Directors of such committee determines that the additional information provided by the Stockholder, together with the information previously provided, does not satisfy the requirements of this Section 1.3 in any material respect, then such proposal shall not be presented for action at the annual meeting in question.

(d) Notwithstanding the procedure set forth in the preceding paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any Stockholder proposal as set forth above, the presiding Officer of the annual meeting shall determine and declare at the annual meeting whether the Stockholder proposal was made in accordance with the terms of this Section 1.3. If the presiding Officer determines that a Stockholder proposal was made in accordance with the terms of this Section 1.3, the presiding Officer shall so declare at the annual meeting. If the presiding Officer determines that a Stockholder proposal was not made in accordance with the provisions of this Section 1.3, the presiding Officer shall so declare at the annual meeting and such proposal shall not be acted upon at the annual meeting.

(e) This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of Officers, Directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting except in accordance with the provisions of this Section 1.3.

1.4 SPECIAL MEETINGS

1.4.1 General. Special meetings of the Stockholders for any purpose or purposes may be called only by (i) the Chairman of the Board, (ii) the President, (iii) a majority of the Board of Directors or (iv) by the Secretary upon the written request of Stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 1.4, Stockholders shall not be permitted to propose business to be brought before a special meeting of the Stockholders. Stockholders who proposed to nominate persons for election to the Board of Directors at a special meeting or who propose other business at a special meeting must also comply with the requirements set forth in Section 2.4.

1.4.2 Stockholder Requested Special Meetings.

(a) No Stockholder may request that the Secretary of the Corporation call a special meeting of Stockholders pursuant to Section 1.4.1 unless a Stockholder of record has first requested, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, that the Board of Directors fix a record date to determine the Stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such Stockholder (or such agent) and shall set forth: (i) as to each requesting Stockholder, all information relating to each such Stockholder that is required to be disclosed under Section 2.4(c) and all information relating to each such Stockholder that must be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”); (ii) as to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each such Stockholder, and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the requesting Stockholders or (y) between or among any requesting Stockholders and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and (iii) if directors are proposed to be elected at the special meeting, the nominee information set forth in Section 2.4(c) for each person whom such Stockholder expects to nominate for election as a director at the special meeting. Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the first date on which a Record Date Request Notice is received by the Secretary.

(b) In order for any Stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of Stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by Stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request

Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall (i) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (ii) set forth the text of the proposal or business (including the text of any resolutions proposed for consideration), (iii) bear the date of signature of each such Stockholder (or such agent) signing the Special Meeting Request, (iv) set forth (A) the name and address, as they appear in the Corporation’s books, of each Stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (B) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such Stockholder, (C) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such Stockholder, (D) the Stockholder information required to be provided in Section 2.4(c), and (E) all information relating to each such Stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, (v) be sent to the Secretary by registered mail, return receipt requested, and (vii) be received by the Secretary within sixty (60) days after the Request Record Date. Any requesting Stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(c) The Secretary shall inform the requesting Stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon Stockholder request and such meeting shall not be held unless, in addition to the documents required by Section 2.4(c), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(d) In the case of any special meeting called by the Secretary upon the request of Stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than ninety (90) days after the record date for such meeting as determined below (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten (10) days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time at the location of the meeting, on the ninetieth (90th) day after the Meeting Record Date or, if such ninetieth (90th) day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the thirtieth (30th) day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting Stockholders fail to comply with the provisions of Section 2.4.

(e) The Secretary shall not accept, and shall consider ineffective, a written demand from a Stockholder to call a special meeting (i) that does not comply with this Section 1.4, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for Stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a Stockholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for Stockholder approval at any Stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

(f) If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that Stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary: (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting Stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting Stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten (10) days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(g) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close.

(h) If information submitted pursuant to this Section 1.4 by any Stockholder proposing a nominee for election as a director or any proposal for other business at a special meeting of Stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 1.4. Any such Stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors, any such Stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized Officer of the Corporation, to demonstrate the accuracy of any information submitted by the Stockholder pursuant to this Section 1.4, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such Stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the Stockholder pursuant to this Section 1.4 as of an earlier date. If a Stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 1.4.

1.5 NOTICE. Not less than ten (10) nor more than ninety (90) days before the date of every meeting of Stockholders, notice of such meeting shall be given, in accordance with Article VIII, to each Stockholder entitled to vote or entitled to notice by statute, stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called. The Corporation may give a single notice to all Stockholders who share an address, which single notice shall be effective as to any Stockholder at such address, unless such Stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more Stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article I or the validity of any proceedings at any such meeting.

1.6 SCOPE OF NOTICE. No business shall be transacted at a special meeting of Stockholders except that specifically designated in the notice of the meeting. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.

1.7 QUORUM. At any meeting of Stockholders, the presence in person or by proxy of Stockholders entitled to cast a majority of the votes shall constitute a quorum; but this Section 1.7 shall not affect any requirement under any statute or the Articles of Incorporation of the Corporation, as amended (the “Charter”), for the vote necessary for the adoption of any measure. If, however, a quorum is not present at any meeting of the Stockholders, the Stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice other than by announcement at the meeting until a quorum is present, and the meeting so adjourned may be reconvened without further notice. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally notified. The Stockholders present at a meeting which has been duly called and convened and at which a quorum is present at the time counted may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

1.8 VOTING.

(a) A majority of the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is specifically required by statute, the Charter or these Bylaws. Unless otherwise provided by statute, the Charter or these Bylaws, each outstanding share (a “Share”) of capital stock of the Corporation (the “Stock”), regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of Stockholders. Pursuant to Section 3-702 of the Maryland General Corporation Law, any and all acquisitions of Shares of Stock are hereby exempted from the provisions of Title 3, Subtitle 7 of the Maryland General Corporation Law, which relates to voting rights of certain control shares. Shares of its own Stock directly or indirectly owned by the Corporation shall not be voted in any meeting and shall not be counted in determining the total number of outstanding Shares entitled to vote at any given time, but Shares of its own voting Stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding Shares at any given time. Notwithstanding anything contained in these Bylaws the rights of Excess Stock and the holders of Excess Stock shall be limited to rights provided in the Corporation’s Articles of Incorporation, as amended from time to time.

(b) Notwithstanding the procedures set forth in the preceding paragraph, each Director shall be elected by the vote of the majority of the votes cast with respect to the Director at any meeting for the election of Directors at which a quorum is present, provided that if the number of nominees exceeds the number of Directors to be elected, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this Section 1.8(b), a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast against that Director. Each Director so elected shall hold office until such Director’s term expires and until such Director’s successor is duly elected and qualified, or until such Director’s earlier death, resignation or removal.

1.9 PROXIES. A Stockholder may vote the Shares owned of record by him or her, either in person or by proxy executed in writing by the Stockholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

1.10 INSPECTORS OF ELECTION.

1.10.1 Before or at any meeting of Stockholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Except as otherwise provided by the chairman of the meeting, such inspectors shall (i) ascertain and report the number of shares of beneficial interest represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairperson of the meeting and (iv) perform such other acts as are proper to conduct the election or voting at the meeting.

1.10.2 Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

1.11 CONDUCT OF MEETINGS. Every meeting of Stockholders shall be conducted by an individual appointed by the Board of Directors to be the chairman of the meeting or, in the absence of such appointment or absence of the appointed individual, by the Chairman of the Board or, in the case of a vacancy in the office or the absence of the Chairman of the Board, by one of the following Officers present at the meeting in the following order: the President, the Vice Presidents in their order of seniority or, in the absence of such Officers, a chairperson chosen by the vote of a majority of the votes cast by Stockholders present in person or by proxy. The Secretary, an assistant Secretary or a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairperson of the meeting shall act as the Secretary of the meeting and record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of Stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman of the meeting and without any action by the Stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to Stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any Stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

1.12 INFORMAL ACTION BY STOCKHOLDERS. An action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the Stockholders entitled to vote on the subject matter thereof and any other Stockholders entitled to notice of a meeting of Stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consents and waivers are filed with the minutes of proceedings of the Stockholders. Such consents and waivers may be signed by different Stockholders on separate counterparts.

1.13 VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding Officer shall order or any Stockholder shall demand that voting be by ballot.

ARTICLE II

DIRECTORS

2.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or reserved to the Stockholders by statute, the Charter or these Bylaws.

2.2 OUTSIDE ACTIVITIES. The Board of Directors and its members are required to spend only such time managing the business and affairs of the Corporation as is necessary to carry out their duties in accordance with Section 2-405.1 of the Maryland General Corporation Law. The Board of Directors, each Director, and the agents, Officers and employees of the Corporation or of the Board of Directors or of any Director may engage with or for others in business activities of the types conducted by the Corporation. Except as set forth in the Charter or by separate agreement, none of such individuals has an obligation to notify or present to the Corporation or each other any investment opportunity that may come to such person’s attention even though such investment might be within the scope of the Corporation’s purposes or various investment objectives. Any interest (including any interest as defined in Section 2-419(a) of the Maryland General Corporation Law) that a Director has in any investment opportunity presented to the Corporation must be disclosed by such Director to the Board of Directors (and, if voting thereon, to the Stockholders or to any committee of the Board of Directors) within ten (10) days after the later of the date upon which such Director becomes aware of such interest or the date upon which such Director becomes aware that the Corporation is considering such investment opportunity. If such interest comes to the interested Director’s attention after a vote to take such investment opportunity, the voting body shall be notified of such interest and shall reconsider such investment opportunity if not already consummated or implemented.

2.3 NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall be that number set forth in the Charter or such other number as may be designated from time to time by resolution of a majority of the entire Board of Directors; provided, however, that the number of Directors shall never be more than the maximum number provided in the Charter nor less than the number required by Section 2-402 of the Maryland General Corporation Law, as amended from time to time, and further provided that the tenure of office of a Director shall not be affected by any decrease in the number of Directors. Each Director shall serve for the term set forth in the Charter and until his or her successor is elected and qualified.

2.4 NOMINATION OF DIRECTORS.

(a) Nominations of candidates for election as Directors of the Corporation at any annual meeting of Stockholders may be made (i) by, or at the direction of, a majority of the Board of Directors or (ii) by any holder of record (both as of the time notice of such nomination is given by the Stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the Corporation’s capital stock entitled to vote at such meeting who complies with the procedures set forth in this Section 2.4. Any Stockholder who seeks to make such a nomination, or his or her representative, must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 2.4 shall be eligible for election as Directors at an annual meeting of Stockholders.

(b) Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2.4. A Stockholder’s notice shall be timely if delivered to, or mailed and received at, the principal executive offices of the Corporation (i) not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the Anniversary Date or (ii) in the event that the annual meeting of Stockholders is advanced or delayed by more than thirty (30) calendar days from the anniversary of the previous year’s annual meeting, not earlier than the close of business on the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than the close of business on the later to occur of the one hundred twentieth (120th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a Stockholder’s notice as described above.

(c) A Stockholder’s notice of nomination shall set forth as to each person the Stockholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person for the past five years, (iii) the class and number of shares of the Corporation’s capital stock which are beneficially owned by such person on the date of such notice, (iv) such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a Director if elected, (v) whether such Director is “independent” (as determined in accordance with the Company’s Corporate Governance Guidelines as in effect from time to time) and (vi) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as may be deemed necessary or desirable by the Corporation’s counsel, in the exercise of his or her discretion. Notice by a Stockholder shall, in addition to the above-referenced information, set forth as to the Stockholder giving the notice (A) the name and address, as they appear on the Corporation’s stock transfer books, of such Stockholder and of the beneficial owners (if any) of the stock registered in such Stockholder’s name; (B) the name and address of other Stockholders known by such Stockholder to be supporting such nominees on the date of such Stockholder’s notice; (C) the class and number of shares of the Corporation’s capital stock which are beneficially owned by such Stockholder and such beneficial owners (if any) on the date of such Stockholder’s notice; and (D) the class and number of shares of the Corporation’s capital stock which are beneficially owned by any other Stockholders known by such Stockholder to be supporting such nominees on the date of such Stockholder’s notice. At the request of the Board of Directors, any person nominated by or at the direction of the Board of Directors for election as a Director at any annual meeting shall furnish to the Secretary of the Corporation that information which would be required to be set forth in a Stockholder’s notice of nomination of such nominee.

(d) No person shall be elected by the Stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.4. If the Board of Directors, or a designated committee thereof, determines that a nomination made by any Stockholder was not timely made in accordance with the terms of this section, such nomination shall not be considered at the annual meeting in question. If the Board of Directors, or a designated committee thereof, determines that the information provided in a Stockholder’s notice does not satisfy the informational requirements of this Section 2.4 in any material respect, the Secretary of the Corporation shall promptly notify such Stockholder of the deficiency in the notice. Such Stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five (5) days from the date such deficiency notice is given to such Stockholder, determined by the Board of Directors or such committee. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by such Stockholder, together with the information previously provided, does not satisfy the requirements of this Section 2.4 in any material respect, such nomination shall not be considered at the annual meeting in question.

(e) Notwithstanding the procedures set forth in the preceding paragraph, if neither the Board of Directors nor a designated committee thereof makes a determination as to the validity of any nomination by any Stockholder as set forth above, the presiding Officer of the Stockholders’ meeting shall determine and declare at the Stockholders’ meeting whether such nomination was made in accordance with the terms of this Section 2.4. If the presiding Officer determines that a nomination was not made in accordance with the terms of this Section 2.4, such nomination shall be disregarded, and the Board of Directors shall make all Director nominations on behalf of the Corporation.

2.5 ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors may be held immediately after and at the same place as the annual meeting of Stockholders, or at such other time and place, either within or without the State of Maryland, as is selected by resolution of the Board of Directors, and no notice other than this Bylaw of such resolution shall be necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

2.6 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

2.7 NOTICE. Notice of any special meeting to be provided herein shall be given, in accordance with Article VIII, to each director at least twenty-four (24) hours, or by mail at least five (5) days, prior to the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice, unless specially required by statute, the Charter or these Bylaws.

2.8 QUORUM. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a majority of the Board of Directors is present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

2.9 VOTING. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute, the Charter or these Bylaws; provided, however, that (1) no act relating to any matter in which a Director (or affiliate of such Director) has any interest shall be the act of the Board of Directors unless such act has been approved by a majority of the Board of Directors that includes a majority of the disinterested Directors and (2) commencing on the Initial Public Offering Date (as defined in the Charter) no decision by the Corporation whether to issue shares of Common Stock (as defined in the Charter) or to pay cash in exchange for partnership units of First Industrial, L.P. shall be the act of the Board of Directors unless such act has been approved by a majority of the independent Directors (as determined in accordance with the Company’s Corporate Governance Guidelines as in effect from time to time).

2.10 CHAIRMAN OF THE BOARD. The Board of Directors may appoint a Chairman of the Board. The Chairman of the Board shall not be an Officer of the Company, but may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation or shall be required by law to be otherwise signed or executed.

2.11 CONDUCT OF MEETINGS. All meetings of the Board of Directors shall be called to order and presided over by the Chairman of the Board or, in the absence of the Chairman of the Board, by the President (if a member of the Board of Directors) or, in the absence of the Chairman of the Board and the President, by a member of the Board of Directors selected by the members present. The Secretary of the Corporation, or in the absence of the Secretary, any Assistant Secretary, shall act as Secretary at all meetings of the Board of Directors, and in the absence of the Secretary and Assistant secretaries, the presiding Officer of the meeting shall designate any person to act as Secretary of the meeting. Members of the Board of Directors may participate in meetings of the Board of Directors by conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes of these Bylaws.

2.12 RESIGNATIONS. Any Directors may resign from the Board of Directors or any committee thereof at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt of notice of such resignation by the President or the Secretary.

2.13 REMOVAL OF DIRECTORS. Except as may otherwise be provided in the Maryland General Corporation Law and only for so long as the Maryland General Corporation Law may otherwise provide, Directors may be removed only as set forth in the Charter.

2.14 VACANCIES. The Stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a Director. Furthermore, any vacancy occurring on the Board of Directors for any cause other than by reason of an increase in the number of Directors may be filled by a majority vote of the remaining Directors, although such majority is less than a quorum. Any vacancy occurring on the Board of Directors by reason of an increase in the number of Directors may be filled by a majority vote of the entire Board of Directors. A Director elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of Stockholders and until his or her successor is elected and qualifies.

2.15 INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by all of the Directors and such written consent is filed with the minutes of the Board of Directors. Consents may be signed by different Directors on separate counterparts.

2.16 COMPENSATION. An annual fee for services and payment for expenses of attendance at each meeting of the Board of Directors, or of any committee thereof, may be allowed to any Director by resolution of the Board of Directors.

ARTICLE III

COMMITTEES

3.1 NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee and other committees, composed of two or more Directors, to serve at the pleasure of the Board of Directors; provided, however, that the Board of Directors will appoint to the Corporation’s Audit Committee only independent Directors (as determined in accordance with the Company’s Corporate Governance Guidelines as in effect from time to time).

3.2 DELEGATION OF POWER. The Board of Directors may delegate to these committees in the intervals between meetings of the Board of Directors any of the powers of the Board of Directors to manage the business and affairs of the Corporation, except those powers which the Board of Directors is specifically prohibited from delegating pursuant to Section 2-411(a)(2) of the Maryland General Corporation Law.

3.3 QUORUM AND VOTING. A majority of the members of any committee shall constitute a quorum for the transaction of business by such committee, and the act of a majority of the quorum shall constitute the act of the committee.

3.4 CONDUCT OF MEETINGS. Each committee shall designate a presiding Officer of such committee, and if such Officer is not present at a particular meeting, the committee shall select a presiding Officer for such meeting. Members of any committee may participate in meetings of such committee by conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes of these Bylaws. Each committee shall keep minutes of its meetings, and report the results of any proceedings at the next succeeding annual or regular meeting of the Board of Directors.

3.5 INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of proceedings of such committee. Consents may be signed by different members on separate counterparts

ARTICLE IV

OFFICERS

4.1 TITLES AND ELECTION. The Corporation shall have a President, Secretary and Treasurer to comply with Section 2-412(a) of the Maryland General Corporation Law, and such other Officers as the Board of Directors, or any committee or Officer appointed by the Board of Directors for such purpose, may from time to time elect. The Officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Stockholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each Officer shall hold office until his successor is duly elected and qualified or until his death, resignation or removal in the manner hereinafter proved. Any two or more offices except President and Vice President may be held by the same person. Election or appointment of an Officer or agent shall not of itself create contract rights between the Corporation and such Officer or agent.

4.2 REMOVAL. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed. The fact that a person is elected to an office, whether or not for a specified term, shall not by itself constitute any undertaking or evidence of any employment obligation of the Corporation to that person.

4.3 OUTSIDE ACTIVITIES. The Officers and agents of the Corporation are required to spend only such time managing the business and affairs of the Corporation as is necessary to carry out their duties in accordance with the law and these Bylaws. The Officers and agents of the Corporation may engage with or for others in business activities of the types conducted by the Corporation. Except as set forth in the Charter or by separate agreement, none of such individuals has an obligation to notify or present to the Corporation or each other any investment opportunity that may come to such person’s attention even though such investment might be within the scope of the Corporation’s purposes or various investment objectives. Any interest (including any interest within the meaning of Section 2-419(a) of the Maryland General Corporation Law as if the Officer or agent were a Director of the Corporation) that an Officer or an agent has in any investment opportunity presented to the Corporation must be disclosed by such Officer or agent to the Board of Directors (and, if voting thereon, to the Stockholders or to any committee of the Board of Directors) within ten (10) days after the later of the date upon which such Officer or agent becomes aware of such interest or the date upon which such Officer or agent becomes aware that the Corporation is considering such investment opportunity. If such interest comes to the attention of the interested Officer or agent after a vote to take such investment opportunity, the voting body shall be notified of such interest and shall reconsider such investment opportunity if not already consummated or implemented.

4.4 VACANCIES. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

4.5 PRESIDENT. Unless the Board of Directors shall otherwise determine, the President shall be the Chief Executive Officer and general manager of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Stockholders and of the Board of Directors (if a member of the Board of Directors). The President may sign any deed, mortgage, bond, contract or other instruments on behalf of the Corporation except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

4.6 CHIEF OPERATING OFFICER. The Board of Directors may appoint a Chief Operating Officer. In the absence of the President or in the event of a vacancy in such office, the Chief Operating Officer shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Chief Operating Officer may sign any deed, mortgage, bond, contract or other instruments on behalf of the Corporation except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. In general, the Chief Operating Officer shall perform all duties incident to the office of Chief Operating Officer and such other duties as may be prescribed by the Board of Directors from time to time.

4.7 CHIEF FINANCIAL OFFICER. The Board of Directors may appoint a Chief Financial Officer. In general, the Chief Financial Officer shall perform all duties incident to the office of Chief Financial Officer and such other duties as may be prescribed by the Board of Directors from time to time.

4.8 VICE PRESIDENTS. The Board of Directors may appoint one or more Vice President. In the absence of both the President and the Chief Operating Officer or in the event of a vacancy in both such offices, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Every Vice President shall perform such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

4.9 SECRETARY. The Secretary shall (i) keep the minutes of the proceedings of the Stockholders and Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records of the Corporation; (iv) unless a transfer agent is appointed, keep a register of the post office address of each Stockholder that shall be furnished to the Secretary by such Stockholder and have general charge of the Stock Ledger of the Corporation; (v) when authorized by the Board of Directors or the President, attest to or witness all documents requiring the same; (vi) perform all duties as from time to time may be assigned to him or her by the President or by the Board of Directors; and (vii) perform all the duties generally incident to the office of secretary of a corporation.

4.10 TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Board of Directors may engage a custodian to perform some or all of the duties of the Treasurer, and if a custodian is so engaged then the Treasurer shall be relieved of the responsibilities set forth herein to the extent delegated to such custodian and, unless the Board of Directors otherwise determines, shall have general supervision over the activities of such custodian. The custodian shall not be an Officer of the Corporation.

4.11 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Board of Directors may appoint one or more Assistant Secretaries or Assistant Treasurers. The Assistant Secretaries (i) when authorized by the Board of Directors or the President, shall have the power to attest to or witness all documents requiring the same and (ii) shall perform such duties as shall be assigned to them by the Secretary or by the President or the Board of Directors. The Assistant Treasurers shall perform such duties as shall be assigned to them by the Treasurer or by the President or the Board of Directors.

4.12 OTHER OFFICERS. The Corporation shall have such other Officers as the Board of Directors may from time to time elect. Each such Officer shall hold office for such period and perform such duties as the Board of Directors, the President or any designated committee or Officer may prescribe.

4.13 SALARIES. The salaries, if any, of the Officers shall be fixed from time to time by the Board of Directors. No Officer shall be prevented from receiving such salary, if any, by reason of the fact that he or she is also a Director of the Corporation.

ARTICLE V

SHARES OF STOCK

5.1 NO CERTIFICATES FOR STOCK. Unless the Board of Directors authorizes the issuance of certificates pursuant to Section 5.2, none of the Stock shall be represented by certificates.

5.2 ELECTION TO ISSUE CERTIFICATES. The Board of Directors may authorize the issuance of certificates representing some or all of the Shares of any or all of the classes or series of Stock. If the Board of Directors so authorizes certificates, such certificates shall be of such form, not inconsistent with the Charter, as shall be approved by the Board of Directors. All certificates, if issued, shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any signature or counter-signature may be either a manual or facsimile signature. All certificates, if issued, for each class of stock shall be consecutively numbered.

5.3 STOCK LEDGER. The Corporation shall maintain at its principal executive office, at the office of its counsel, accountants or transfer agent or at such other place designated by the Board of Directors an original or duplicate Stock Ledger containing the names and addresses of all the Stockholders and the number of shares of each class held by each Stockholder. The Stock Ledger shall be maintained pursuant to a system that the Corporation shall adopt allowing for the issuance, recordation and transfer of its Stock by electronic or other means that can be readily converted into written form for visual inspection and not involving any issuance of certificates. Such system shall include provisions for notice to acquirers of Stock (whether upon issuance or transfer of stock) in accordance with Sections 2-210 and 2-211 of the Maryland General Corporation Law, and Section 8-408 of the Commercial Law Article of the State of Maryland. The Corporation shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. Until a transfer is duly effected on the Stock Ledger, the Corporation shall not be affected by any notice of such transfer, either actual or constructive. Nothing herein shall impose upon the Corporation, the Board of Directors or Officers or their agents and representatives a duty or limit their rights to inquire as to the actual ownership of Shares.

5.4 RECORDING TRANSFERS OF STOCK. If transferred in accordance with any restrictions on transfer contained in the Charter, these Bylaws or otherwise, Shares shall be recorded as transferred in the Stock Ledger upon provision to the Corporation or the transfer agent of the Corporation of an executed stock power duly guaranteed and any other documents reasonably requested by the Corporation and the surrender of the certificate or certificates, if any, representing such Shares. Upon receipt of such documents, the Corporation shall issue the statements required by Sections 2-210 and 2-211 of the Maryland General Corporation Law and Section 8-408 of the Commercial Law Article of the State of Maryland, issue as needed a new certificate or certificates (if the transferred Shares were certificated) to the persons entitled thereto, cancel any old certificates and record the transaction upon its books.

5.5 LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in the place of any certificate theretofore issued by the Corporation alleged to have been stolen, lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of Stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

5.6 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

5.6.1 The Board of Directors may fix, in advance, a date as the record date for the purpose of determining Stockholders entitled to notice of, or to vote at, any meeting of Stockholders, or Stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than sixty (60) days, and in case of a meeting of Stockholders not less than ten (10) days, prior to the date on which the meeting or particular action requiring such determination of Stockholders is to be held or taken.

5.6.2 If, in lieu of fixing a record date, the stock transfer books are closed by the Board of Directors in accordance with Section 2-511 of the Maryland General Corporation Law for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, such books shall be closed for at least ten (10), but not more than twenty (20) days immediately preceding such meeting.

5.6.3 If no record date is fixed and the stock transfer books are not closed for the determination of Stockholders, (a) the record date for the determination of Stockholders entitled to notice of, or to vote at, a meeting of Stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of Stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted.

5.6.4 When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

ARTICLE VI

DIVIDENDS AND DISTRIBUTIONS

6.1 DECLARATION. Dividends and other distributions upon the Stock may be declared by the Board of Directors as set forth in the applicable provisions of the Charter and any applicable law, at any meeting, limited only to the extent of Section 2-311 of the Maryland General Corporation Law. Dividends and other distributions upon the Stock may be paid in cash, property or Stock of the Corporation, subject to the provisions of law and of the Charter.

6.2 CONTINGENCIES. Before payment of any dividends or other distributions upon the Stock, there may be set aside (but there is no duty to set aside) out of any funds of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VII

INDEMNIFICATION

7.1 INDEMNIFICATION TO THE EXTENT PERMITTED BY LAW. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or Officer of the Corporation and who is made a party to the proceeding by reason of his or her service in that capacity and (b) any individual who, while a director or Officer of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, Officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. Any person who may be entitled to indemnification pursuant to this Section 7.1 shall be referred to in these Bylaws as an “Indemnified Person”. Neither the amendment nor repeal of this Section 7.1, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Section 7.1, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

7.2 INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any Indemnified Person against any liability, whether or not the Corporation would have the power to indemnify him or her against such liability.

7.3 NON-EXCLUSIVE RIGHT TO INDEMNITY; HEIRS AND PERSONAL REPRESENTATIVES. The rights to indemnification set forth in this Article VII are in addition to all rights to which any Indemnified Person may be entitled as a matter of law, pursuant to a resolution of the Stockholders or disinterested Directors as agreed or otherwise, and shall inure to the benefit of the heirs and personal representatives of each Indemnified Person.

7.4 NO LIMITATION. In addition to any indemnification permitted by these Bylaws, the Board of Directors shall, in its sole discretion, have the power to grant such indemnification as it deems in the interest of the Corporation to the full extent permitted by law. This Article VII shall not limit the Corporation’s power to indemnify against liabilities other than those arising from a person’s serving the Corporation as a Director or Officer.

ARTICLE VIII

NOTICES

8.1 NOTICES. Whenever notice is required to be given pursuant to these Bylaws, it shall be construed to mean either written notice personally served against written receipt or notice in writing transmitted, to the extent permitted by Maryland law, by mail, electronic mail or facsimile, addressed, if to the Corporation, at 311 S. Wacker Drive, Suite 3900, Chicago, Illinois 60606 (or any subsequent address selected by the Board of Directors), attention President, or if to a Stockholder, Director or Officer, at the address of such person as it appears on the books of the Corporation or in default of any other address at the general post office situated in the city or county of his or her residence. The term “address,” as used in this Section 8.1, means a street address or post office box number or, provided the recipient of such notice has affirmatively consented to receive notice via such means, an electronic mail address or facsimile telephone number; provided, however, that in all events and circumstances the “address” of the Company shall refer to the mailing address set forth above or any subsequent address selected by the Board of Directors. Unless otherwise specified, notice sent by mail shall be deemed to be given at the time mailed. Unless otherwise specified, electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the recipient. Unless otherwise specified, facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the recipient and receipt of a completed answer-back indicating receipt.

8.2 SECRETARY TO GIVE NOTICE. All notices required by law or these Bylaws to be given by the Corporation shall be given by the Secretary or any other Officer of the Corporation designated by the President. If the Secretary and Assistant Secretary are absent or refuse or neglect to act, the notice may be given by any person directed to do so by the President, or with respect to any meeting called pursuant to these Bylaws upon the request of any Stockholders or Directors, or by any person directed to do so by the Stockholders or Directors upon whose request the meeting is called.

8.3 WAIVER OF NOTICE. Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened

ARTICLE IX

MISCELLANEOUS

9.1 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its account and transactions and minutes of the proceedings of its Stockholders and Board of Directors and of its executive or other committees when exercising any of the powers or authority of the Board of Directors. The books and records of the Corporation may be in written form or in any other form that may be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form, but may be maintained in the form of a reproduction.

9.2 INSPECTION OF BYLAWS AND CORPORATE RECORDS. These Bylaws, the accounting books and records of the Corporation, the minutes of proceedings of the Stockholders, the Board of Directors and committees thereof, annual statements of affairs and voting trust agreements on record shall be open to inspection upon written demand delivered to the Corporation by any Stockholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holders’ interests as a Stockholder or as the holder of such voting trust certificate, in each case to the extent permitted by the Maryland General Corporation Law.

9.3 CONTRACTS. The Board of Directors may authorize any Officer(s) or agent(s) to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

9.4 CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

9.5 LOANS.

9.5.1 Such Officers or agents of the Corporation as from time to time have been designated by the Board of Directors shall have authority (i) to effect loans, advances or other forms of credit at any time or times for the Corporation, from such banks, trust companies, institutions, corporations, firms or persons, in such amounts and subject to such terms and conditions, as the Board of Directors from time to time has designated; (ii) as security for the repayment of any loans, advance or other forms of credit so authorized, to assign, transfer, endorse and deliver, either originally or in addition or substitution, any or all personal property, real property, stocks, bonds, deposits, accounts, documents, bills, accounts receivable and other commercial paper and evidence of debt or other securities, or any rights or interests at any time held by the Corporation; (iii) in connection with any loans, advances or other forms of credit so authorized, to make, execute and deliver one or more notes, mortgages, deeds of trust, financing statements, security agreements, acceptances or written obligations of the Corporation, on such terms and with such provisions as to the security or sale or disposition of them as those Officers or agents deem proper; and (iv) to sell to, or discount or rediscount with, the banks, trust companies, institutions, corporations, firms or persons making those loans, advances or other forms of credit any and all commercial paper, bills, accounts receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and, to that end, to endorse, transfer and deliver the same

9.5.2 From time to time the Corporation shall certify to each bank, trust company, institution, corporation, firm or person so designated the signatures of the Officers or agents so authorized. Each bank, trust company, institution, corporation, firm or person so designated is authorized to rely upon such certification until it has received written notice that the Board of Directors has revoked the authority of those Officers or agents.

9.6 FISCAL YEAR. The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution, and, in the absence of such resolution, the fiscal year shall be the period ending December 31.

9.7 ANNUAL REPORT. Not later than one hundred twenty (120) days after the close of each fiscal year, the Board of Directors of the Corporation shall cause to be sent to the Stockholders an Annual Report in such form as may be deemed appropriate by the Board of Directors. The Annual Report shall include audited financial statements and shall be accompanied by the report thereon of an independent certified public accountant.

9.8 INTERIM REPORTS. The Corporation may send interim reports to the Stockholders having such form and content as the Board of Directors deems proper.

9.9 OTHER REPORTS. Any distributions to Stockholders of income or capital assets shall be accompanied by a written statement disclosing the source of the funds distributed unless at the time of distribution they are accompanied by a written explanation of the relevant circumstances. The statement as to such source shall be sent to Stockholders not later than sixty (60) days after the close of the fiscal year in which the distributions were made.

9.10 BYLAWS SEVERABLE. The provisions of these Bylaws are severable, and if any provision shall be held invalid or unenforceable, that invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision of these Bylaws, and these Bylaws shall be carried out as if the invalid or unenforceable provision were not contained herein.

9.11 FORUM FOR ADJUDICATION OF DISPUTES. Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of any duty owed by any director, officer or other employee of the Corporation to the Corporation or the Stockholders, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Maryland General Corporation Law or the Charter or these Bylaws (as each may be amended from time to time), or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Maryland (a “Foreign Action”) in the name of any Stockholder, such Stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts located within the State of Maryland in connection with any action brought in any such court to enforce the preceding sentence and (y) having service of process made upon such Stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such Stockholder.

ARTICLE X

AMENDMENT OF BYLAWS

10.1 BY DIRECTORS. The Board of Directors shall have the power, at any annual or regular meeting, or at any special meeting if notice thereof is included in the notice of such special meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws; provided, that no alteration or repeal of Section 7.1 may affect the rights of any Indemnified Persons to indemnification arising, and in connection with conduct, prior to such amendment; and, provided, further, that the Board of Directors shall not alter or repeal this Section 10.1 or Section 10.2.

10.2 BY STOCKHOLDERS. The Stockholders, by affirmative vote of a majority of the shares of common stock of the Corporation, shall have the power, at any annual meeting (subject to the requirements of Section 1.3), or at any special meeting if notice thereof is included in the notice of such special meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws; provided, that no alteration or repeal of Section 7.1 may affect the rights of any Indemnified Person to indemnification arising, and in connection with conduct, prior to such amendment; and, provided, further, that the Stockholders shall not alter or repeal Section 10.1 or this Section 10.2.

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